Exhibit 99.1

                     [ENHANCED CARE INITIATIVES LETTERHEAD]

CONTACT: David Chess, MD
         Chief Executive Officer
         (203) 925-9600

                       HC INNOVATIONS ANNOUNCES RETIREMENT
                           OF CHIEF FINANCIAL OFFICER
          ------------------------------------------------------------
            EMILE A. LALIBERTE NAMED INTERIM CHIEF FINANCIAL OFFICER

SHELTON, CONNECTICUT (December 20, 2007) - HC Innovations, Inc. (OTCBB: HCNV), a specialty care disease management company, today announced the retirement of Jeffrey L. Zwicker, effective December 31, 2007. Mr. Zwicker will remain in a consulting role with the Company after his retirement. The Company also announced that Emile A. Laliberte, the Company's corporate controller, has been appointed to the position of interim chief financial officer while the Company conducts a search for a permanent replacement.

In commenting on the announcement, Dr. David Chess, chief executive officer of HC Innovations, said, "We are very grateful for the experience and leadership that Jeff has provided the Company over the last four years, and we wish him a much deserved and enjoyable retirement. Jeff has graciously agreed to help us with the transition to a permanent replacement and to be available to consult with the Company on an as-needed basis. We are also very fortunate to be able to appoint Emile, our corporate controller, to the position on an interim basis. Emile, who joined HC Innovations earlier this year, is a certified public accountant and a seasoned business executive with over 20 years experience in both public multinational and privately held companies. We are very confident he will do an excellent job of handling the responsibilities of chief financial officer while the Company considers candidates to fill the CFO position."

ABOUT HC INNOVATIONS, INC.

HC Innovations creates value and cost savings for HMOs, nursing homes, and insurance companies (government and private) by identifying niche markets with high medical costs and implementing proprietary solutions. HC Innovations combines proprietary information systems with highly trained nurses and nurse practitioners to improve health conditions with hands-on care. The results are improved patient outcomes. HC Innovations currently provides services for Medicare, Medicaid, sub-acute care and specialty-needs programs in Connecticut, New Jersey, New York, Tennessee, Texas, Florida, Ohio, Illinois and Massachusetts. For more information, visit www.hcinnovationsinc.com.

SAFE HARBOR ACT DISCLAIMER NOTICE

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH IN OR IMPLIED BY FORWARD-LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE THE COMPANY'S ENTRY INTO NEW COMMERCIAL BUSINESSES, THE RISK OF OBTAINING FINANCING, RECRUITING AND RETAINING QUALIFIED PERSONNEL, AND OTHER RISKS DESCRIBED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS. THE FORWARD LOOKING
STATEMENTS IN THIS PRESS RELEASE SPEAK ONLY AS OF THE DATE HEREOF, AND THE COMPANY DISCLAIMS ANY OBLIGATION TO PROVIDE UPDATES, REVISIONS OR AMENDMENTS TO ANY FORWARD-LOOKING STATEMENT TO REFLECT CHANGES IN THE COMPANY'S EXPECTATIONS OR FUTURE EVENTS.

                                     -END-